EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

TO:      Bentley Communications Corp.

As independent certified public accountants, we hereby consent to inclusion of our report dated October 10, 2000 on our audit of the financial statements of Bentley Communications Corp. for the years ended June 30, 2000 and 1999.

                                           /s/ Stefanou & Company, LLP
                                           ----------------------------------
                                           Stefanou & Company, LLP


McLean, Virginia
October 12, 2000